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                                                                     EXHIBIT 3.1


                         CERTIFICATION OF INCORPORATION
                                       OF
                                PRINTRONIX, INC.

                                ARTICLE 1 - NAME


                       The name of this Corporation is Printronix, Inc.


                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

        The name and address of the registered office of the Corporation in the State of Delaware is the United States Corporation Company, 229 South State Street, Dover, County of Kent, Delaware. The name of the Corporation's registered agent at that address is the United States Corporation Company.


                               ARTICLE 3 - PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.


                         ARTICLE 4 - AUTHORIZED CAPITAL

        The total number of shares of capital stock which this Corporation has the authority to issue is 12,000,000. All such shares are of one class and are Common Stock, $0.01 par value per share.


                            ARTICLE 5 - INCORPORATOR

        The name and mailing address of the Incorporator of the Corporation are as follows:

               Susan J. Glass
               c/o Printronix, Inc.
               17500 Cartwright Road, C-5
               Irvine, California  92714


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                                                                     EXHIBIT 3.1



                  ARTICLE 6 - NUMBER AND ELECTION OF DIRECTORS

            (a) The Board of Directors shall consist of not less than 5 nor more than 9 members. The exact number of authorized directors shall initially be 7 and, thereafter, shall be fixed from time to time, within the foregoing limits, in a By-law or amendment thereto duly adopted by the Board of Directors or the stockholders. The limits specified above may be changed, or a definite number fixed without provision for a variable number, only by an amendment to this Certificate of Incorporation.

            (b) At all elections of directors of the Corporation, subject to the requirements of the next sentence, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for or for any two or more of them as such holder may see fit. No stockholder shall be entitled to cumulate votes unless the name of the candidate for whom such votes would be cast has been placed in nomination prior to the voting, and any stockholder has given notice at the meeting prior to the voting of such stockholder's intention to cumulate his votes.

           (c) Elections of directors need not be by written ballot unless otherwise provided in the By-laws.


                 ARTICLE 7 - LIMITATION OF DIRECTORS' LIABILITY

           (a) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time.

           (b) Any repeal or modification of the foregoing provisions of this
    Article 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                        ARTICLE 8 - AMENDMENT OF BY-LAWS

        The Board of Directors of the Corporation shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.


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                    ARTICLE 9 - AMENDMENT OF CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or to adopt new provisions, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights conferred on stockholders and directors herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true under the penalties of perjury, and accordingly, have hereto set my hand this 29th day of September, 1986.



                                                       ------------------------
                                                             Susan J. Glass



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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PRINTRONIX, INC.

                             A Delaware Corporation

        Printronix, Inc., a corporation organized and existing under the laws of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Printronix, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and authorizing said amendment to be presented to the stockholders for their consideration at the annual meeting. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that it is fair to and in the best interests of the corporation and its stockholders and it is advisable that Article 4 of the Certificate of Incorporation of this corporation be amended to read:

                      "The total  number of shares  which this  Corporation  has the authority to issue is 30,000,000. All such shares are of one class and are Common Stock, $.01 par value per share."

        SECOND: That thereafter, at the annual meeting of stockholders held on August 12, 1997, pursuant to notice duly given in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD:    That said  amendment was duly adopted in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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                                                                     EXHIBIT 3.1


        IN WITNESS WHEREOF, the undersigned declares under penalty of perjury that the foregoing is true and correct, that he is the duly elected and acting Senior Vice President, Finance, Chief Financial Officer and Secretary of Printronix, Inc. and this instrument is the act and deed of the corporation.

Executed on August 12, 1997.
                                            Printronix, Inc.

                                       By
                                          --------------------------------------
                                       George L. Harwood, Senior Vice President,
                                  Finance, Chief Financial Officer and Secretary